Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT DATED DECEMBER 5, 2011, is entered into as of June 29, 2012, by and between OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Company”), and MOISHE GUBIN (the “Investor”).

RECITALS

A. The Company and the Investor have previously entered into an Amended and Restated Stock Purchase Agreement dated as of December 5, 2011 (the “Stock Purchase Agreement”), pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, 6,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at a price of $0.40 per Share.

B. The Company and the Investor have agreed to amend the terms of the Stock Purchase Agreement in order to provide Investor additional time in which to obtain all necessary regulatory approvals for the purchase of the Shares.

C. The Board of Directors of the Company has deemed it in the best interests of the Company and its shareholders that the Company amend the terms of the Stock Purchase Agreement on the terms set forth in this Amendment.

NOW, THEREFORE, the parties hereby agree to amend the terms of the Stock Purchase Agreement as follows:

1.	Section 10.1 (b) shall be amended to extend by three months the outside date by which the closing must occur, from June 30, 2012 to September 30, 2012, as follows:

10.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transaction contemplated hereby may be abandoned prior to the Closing:

(a)	by mutual written consent of the Investor and the Company; or

(b)	by any party hereto, if the Closing shall not have occurred by September 30, 2012, provided, that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose failure to perform any of its obligations under this Agreement required to be performed by it at or prior to such date has been the cause of, or resulted in, the failure of the Transaction to have become effective on or before such date.

2.	All of the other terms and conditions of the Stock Purchase Agreement shall remain in full force and effect and the parties hereby ratify the same.

IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

COMPANY:

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Richard L. Browdy
Name:	Richard L. Browdy
Title:	President

INVESTOR:

/s/ Moishe Gubin
Name:	Moishe Gubin